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                        PRELIMINARY PROXY MATERIAL
         FOR INFORMATION OF SECURITIES AND EXCHANGE COMMISSION ONLY

                          KOLL REAL ESTATE GROUP, INC.

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY __, 1997


The undersigned hereby authorizes and appoints Messrs. Donald M. Koll and Raymond J. Pacini and each of them, as proxies with full power of substitution in each, to vote all shares of Class A Common Stock, par value $.05 per share, of Koll Real Estate Group, Inc. (the "Company") held of record on March __, 1997 by the undersigned at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on May __, 1997, at _____________________, Delaware, and at any adjournments or postponements thereof, on all matters that may properly come before said meeting.

This proxy when properly executed will vote (i) as directed on the reverse side, or, in the absence of such direction, this proxy will voted FOR Proposals 1 through 7 and (ii) in accordance with the judgment of the proxies upon other matters that may properly come before said meeting or any adjournments or postponements thereof.

    PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF
                  MAILED IN THE UNITED STATES.

                                                   (continued on reverse side)

The Board of Directors recommends a vote FOR Proposal 1.

PROPOSAL 1 - Approval and adoption of the Exchange Offer proposal which provides for the exchange by the Company of up to all 12% Senior Subordinated Pay-In-Kind Debentures Due March 15, 2002 ("Senior Debentures") and up to all 12% Subordinated Pay-In-Kind Debentures Due March 15, 2002 outstanding as of March 15, 1997 for shares of the Company's Common Stock equal to 90% of the Company's outstanding Common Stock, on a post-Capital Stock Combination and Reverse Stock Split basis (as described in Proposal 2).

      / /   FOR           / /   AGAINST            / /  ABSTAIN

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 2 - Approval and adoption of the Capital Stock Combination and Reverse Stock Split Proposal which provides for the amendment of Articles Fourth, Fifth and Sixth of the Company's Restated Certificate of Incorporation in order to (i) effect a reclassification and combination of the Company's Class A Common Stock, Class B Common Stock and Series A Convertible Preferred Stock ("Preferred Stock") into one class and series of stock in which each outstanding share of Class A Common Stock will be reclassified to be one (1) share of Common Stock and each outstanding share of Preferred Stock will be reclassified to be one and three quarter (1:75) shares of Common Stock ("Capital Stock Combination") and (ii) immediately following the Capital Stock Combination to effect a reverse stock split

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of each resulting outstanding share of Common Stock on a one for one hundred
(1:100) basis (the "Reverse Stock Split").

      / /   FOR           / /   AGAINST            / /  ABSTAIN

The Board of Directors recommends a vote FOR Proposal 3.

PROPOSAL 3 - Approval and adoption of the Board Proposal which provides for the amendment of Articles Eighth and Thirteenth of the Company's Restated Certificate of Incorporation and Articles III and XI of the Company's Bylaws to (i) delete the classified Board of Directors (ii) to increase the size of the Board of Directors from seven (7) to ten (10) members (iii) to delete the 80% supermajority vote requirement to change the number of directors by stockholder vote, (iv) to delete the 80% supermajority vote requirement to remove any director for cause and to permit directors to be removed with or without cause and (v) to delete the 80% supermajority vote requirement to amend any of the above described provisions contained in the Company's Restated Certificate of Incorporation or Bylaws.

      / /   FOR           / /   AGAINST            / /  ABSTAIN

The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 4 - Approval and adoption of the Special Meetings Proposal which provides for amendments to Articles Ninth and Thirteenth of the Company's Restated Certificate and Articles II and XI of the Company's Bylaws to (i) delete the 80% supermajority vote requirements to amend or repeal any provisions of Article Ninth of the Company's Restated Certificate of Incorporation and Article II, Section 3 of the Company's Bylaws regarding the power to call special meetings of the Company's stockholders (ii) to delete the provisions contained in Article Ninth of the Company's Restated Certificate of Incorporation and Article II, Section 3 of the Company's Bylaws which provide that only the Board of Directors or the Company's Chief Executive Officer can call such special meetings and (iii) to permit the holders of capital stock of the Company representing at least ten percent (10%) of the outstanding shares of capital stock of the Company entitled to vote in the election of directors to call a special meeting of the Company's stockholders.

      / /   FOR           / /   AGAINST            / /  ABSTAIN

The Board of Directors recommends a vote FOR Proposal 5.

PROPOSAL 5 - Approval and adoption of the Written Consent Proposal which provides for an amendment to Article Tenth of the Company's Restated Certificate of Incorporation to (i) delete the prohibition on stockholders acting by written consent without a meeting and (ii) delete the 80% supermajority vote requirement to amend the provisions of Article Tenth of the Company's Restated Certificate of Incorporation.

      / /   FOR           / /   AGAINST            / /  ABSTAIN


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The Board of Directors recommends a vote FOR each director nominee described in Proposal 6.

PROPOSAL 6 -- In the event the Recapitalization is consummated, election of each director nominee described in the Board Election Proposal with terms expiring at the Annual Meeting in 1998:

/ / FOR each   / / WITHHOLD      NOMINEES: Donald M. Koll, J. Thomas Talbot,
    nominee        AUTHORITY     Marco Vitulli, Ray Wirta, [James Casney, Robert
    listed         to vote for   Gagalis or John Kehoe, John Sanford, Buck
                   each nominee  Burnamen, Rick Schuler and John Wickser].
                   listed
                                 (Instructions: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below)

                                 ______________________________________________

In the event the Recapitalization is not consummated, election of Messrs. Koll and Hegness to serve until the Annual Meeting of Stockholders in 1999 and of Messrs. Wirta and Ellis to serve until the Annual Meeting of Stockholders in 2000.

/ / FOR each   / / WITHHOLD      NOMINEES: Donald M. Koll, Paul C. Hegness,
    nominee        AUTHORITY     Ray Wirta and Harold A. Ellis.
    listed         to vote for
                   each nominee
                   listed
                                 (Instructions: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below)

                                 ______________________________________________

The Board of Directors recommends a vote FOR Proposal 7.

PROPOSAL 7 -- Approval and adopt the Auditor Proposal which provides for the ratification and appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1997.

              / /  FOR       / /  AGAINST      / /  ABSTAIN

Signature(s) should correspond exactly with the name(s) as shown above. Where stock is registered jointly in the names of two or more persons, ALL should sign. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or

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partnership name by a duly authorized person. When signing in fiduciary or representative capacity (as attorney, corporate officer, etc.), give your full title as such.

EXECUTION OF THIS PROXY BY A STOCKHOLDER WILL REVOKE ANY AND ALL PRIOR PROXIES GIVEN BY SUCH STOCKHOLDER WITH RESPECT TO THE ANNUAL MEETING.


                                     Dated: ___________________, 1997

                                     ______________________________________
                                          Signature(s) of Stockholder(s)

                                     ______________________________________
                                          Signature(s) of Stockholder(s)